Exhibit 10.1

EXECUTION VERSION

Term loan credit agreement

Dated as of
 february 29, 2024

among

diamondback energy, inc.,
 as parent guarantor

diamondback e&p lLC,
 as borrower,

citibank, n.a.,
 as administrative agent,

and

the lenders party hereto

citibank, n.a., BofA securities, inc.,

The toronto-dominion bank, new york branch, goldman sachs bank usa,

morgan stanley senior funding, inc. And wells fargo securities, llc, as joint lead arrangers and joint bookrunners

bank of america, n.a., The toronto-dominion bank, new york branch,

goldman sachs bank usa, morgan stanley senior funding, inc. and wells fargo bank, national association,
 as co-syndication agents

TABLE OF CONTENTS

i

ii

iii

ANNEXES AND EXHIBITS

Annex I	Commitments

Exhibit A	Form of Note

Exhibit B	Form of Borrowing Request

Exhibit C	Form of Interest Election Request

Exhibit D	Form of Compliance Certificate

Exhibit E	Form of Assignment and Assumption

Exhibit F-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; non-partnerships)

Exhibit F-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; non-partnerships)

Exhibit F-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)

Exhibit F-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)

THIS TERM LOAN CREDIT AGREEMENT dated as of February 29, 2024 is among: Diamondback Energy, Inc., a Delaware corporation, as the Parent Guarantor; Diamondback E&P LLC, a Delaware limited liability company, as borrower (the “Borrower”); each of the Lenders from time to time party hereto; and Citibank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A.

The Parent Guarantor intends to consummate the acquisition (the “Endeavor Acquisition”) of Endeavor Parent, LLC, a Texas limited liability company (“Endeavor”) pursuant to the Agreement and Plan of Merger, dated as of February 11, 2024 (the “Endeavor Signing Date”) (as amended, waived, supplemented or otherwise modified from time to time, the “Endeavor Merger Agreement”), among the Parent Guarantor, Eclipse Merger Sub I, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Parent Guarantor, Eclipse Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Parent Guarantor, Endeavor Manager, LLC, a Texas limited liability company (solely for certain sections as specified in the Endeavor Merger Agreement) and Endeavor for the aggregate cash and equity consideration set forth in the Endeavor Merger Agreement as in effect on the Endeavor Signing Date (the “Endeavor Acquisition Consideration”).

B.

In connection with the Endeavor Acquisition, the Borrower (i) has obtained commitments in respect of a $8,000,000,000 364-day senior unsecured bridge term loan facility (the “Bridge Facility”), (ii) intends to obtain a $1,500,000,000 senior unsecured term loan facility on the terms set forth in this Agreement, the effectiveness of which will reduce the commitments in respect of the Bridge Facility from $8,000,000,000 to $6,500,000,000, (iii) intends to repay all principal, interest and fees outstanding under the Credit Agreement dated as of February 16, 2022 (as last amended on October 26, 2023 and as may be further amended, supplemented or modified from time to time), by and among Endeavor Energy Resources, L.P., PNC, National Association, as administrative agent, and certain lenders party thereto (the “Endeavor Credit Agreement Refinancing”), (iv) intends to redeem the $907,000,000 aggregate outstanding principal amount of the 5.750% senior notes due 2028 of Endeavor Energy Resources, L.P. and FER Finance Inc. and to pay accrued and unpaid interest thereon (the “Endeavor Notes Redemption”) and (v) intends to pay the fees, costs and expenses incurred in connection with the foregoing. It is anticipated that some or all of the Bridge Facility will be replaced on or prior to the Funding Date (as defined herein) or refinanced after the Funding Date by the issuance of one or more series of senior unsecured notes by the Parent Guarantor or its Subsidiaries through one or more public offerings or private placements. The transactions set forth in clause (iii) of this paragraph and the preceding paragraph A are referred to herein collectively as the “Endeavor Acquisition Transactions”). Upon the consummation of the Endeavor Acquisition, Endeavor will become a wholly-owned subsidiary of the Parent Guarantor.

C.

In connection with clause (ii) of the preceding paragraph, the Borrower has requested the Lenders to extend credit of up to (a) $1,000,000,000 in the form of Tranche A Commitments under which the Borrower may obtain Tranche A Loans in dollars and (b) $500,000,000 in the form of Tranche B Commitments under which the Borrower may obtain Tranche B Loans in dollars. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

D.

Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

Article I
Definitions and Accounting Matters

Section 1.01

Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02

Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 12.03(g).

“Agents” means, collectively, the Administrative Agent and the Syndication Agents; and “Agent” shall mean either the Administrative Agent or a Syndication Agent, as the context requires.

“Agreement” means this Term Loan Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% per annum and (c) Adjusted Term SOFR for a one-month Interest Period commencing on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1% per annum; provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain a quotation in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. Notwithstanding anything to the contrary herein, in no event shall the Alternate Base Rate be less than 0.0%.

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations of a jurisdiction applicable to the Parent Guarantor or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the FCPA.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules of a jurisdiction applicable to the Parent Guarantor or its Subsidiaries related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the USA PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, for any day, with respect to any ABR Loan or SOFR Loan, as the case may be, based upon the ratings by the Rating Agencies applicable on such date to the Index Debt:

Ratings Grid
	Pricing Level I	Pricing Level II	Pricing Level III	Pricing Level IV	Pricing Level V
Index Debt Rating (S&P/Moody’s/Fitch)	≥ BBB+/ Baa1/BBB+	BBB/ Baa2/BBB	BBB-/ Baa3/BBB-	BB+/ Ba1/BB+	≤ BB/ Ba2/BB
Tranche A SOFR Loans	1.125%	1.250%	1.500%	1.750%	2.000%
Tranche A ABR Loans	0.125%	0.250%	0.500%	0.750%	1.000%
Tranche B SOFR Loans	1.250%	1.375%	1.625%	1.875%	2.125%
Tranche B ABR Loans	0.250%	0.375%	0.625%	0.875%	1.125%

For purposes of the foregoing, (a) if only one rating is determined, the Pricing Level corresponding to that rating shall apply; (b) if there are only two ratings, then (i) if there is a one Pricing Level difference between the two ratings, then the Pricing Level corresponding to the higher rating shall be used (with the rating for Pricing Level I being the highest and the rating for Pricing Level V being the lowest), and (ii) if there is a greater than one Pricing Level difference between the ratings, then the Pricing Level that is one Pricing Level below the higher rating will be used; (c) if there are three ratings, then (i) if all three ratings correspond to the same Pricing Level, that Pricing Level shall apply, (ii) if all three are at different Pricing Levels, the middle Pricing Level shall apply and (iii) if two ratings correspond to the same Pricing Level and the third is different, the Pricing Level corresponding to the two same Pricing Levels shall apply; (d) subject to the last paragraph of this definition, if none of the Rating Agencies shall have in effect a rating (other than by reason of the circumstances referred to in the next succeeding paragraph of this definition), then the Pricing Level shall be deemed to be Pricing Level V; and (e) if the ratings established or deemed to have been established by the Rating Agencies shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

If all of the Rating Agencies shall at any time fail to have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the immediately preceding paragraph of this definition), the Borrower may seek and obtain a rating of the Term Loan Facility from one or more of the Rating Agencies, and on and after the date on which such rating of the Term Loan Facility is obtained until such time (if any) that a rating for the Index Debt becomes effective again, the Applicable Margin shall be based on such rating or ratings of the Term Loan Facility in the same manner as provided herein with respect to the ratings for the Index Debt.

“Arrangers” means Citibank, N.A., BofA Securities, Inc., The Toronto-Dominion Bank, New York Branch, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that if the Benchmark Replacement as determined pursuant to this sentence would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides, after consultation with the Borrower, in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent in its reasonable discretion decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events: a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefiting Guarantor” means a Guarantor for which funds or other support are necessary for such Guarantor to constitute an Eligible Contract Participant.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning assigned to such term in Section 12.20(b)(i).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned to such term in the Preamble to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 12.03(f).

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Bridge Facility” has the meaning assigned to such term in the Preamble to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capitalization” means the sum, at any time outstanding and without duplication, of (a) Total Net Debt plus (b) Stockholders’ Equity.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Provider” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.

“Certain Funds Period” means the period from and including the Effective Date to and including the earlier of: (i) the funding of the Loans hereunder on the Funding Date, (ii) the date that is 5 Business Days following the Endeavor Outside Date, (iii) the occurrence of the Endeavor Acquisition Closing without the funding of any Loans hereunder and (iv) the Endeavor Acquisition Termination.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (w) the Parent Guarantor becomes a direct or indirect wholly owned Subsidiary of another Person (such Person, “New Parent”), (x) the owners of 100% of the Equity Interests in New Parent immediately after giving effect to such transaction are identical to the owners of 100% of the Equity Interests in the Parent Guarantor immediately prior to giving effect to such transaction, (y) such New Parent becomes a Guarantor hereunder and (z) the Borrower remains a direct or indirect wholly owned Subsidiary of the Parent Guarantor and New Parent.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof, and (ii) all requests, rules, regulations, guidelines, interpretations, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall, in each case, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans or Tranche B Loans, (b) any Commitment, refers to whether such Commitment is a Tranche A Commitment or a Tranche B Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Clean-Up Period” has the meaning assigned to such term in Section 10.02(d).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitments” means the Tranche A Commitments and the Tranche B Commitments. As of the Effective Date, (i) the amount of each Lender’s Commitment is set forth on Annex I and (ii) the aggregate amount of the Lenders’ Commitments is $1,500,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and any successor statute.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.02 and other technical, administrative or operational matters) that the Administrative Agent, acting reasonably, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, acting reasonably, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, acting reasonably, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, acting reasonably, decides is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Parent Guarantor, the Borrower and the Consolidated Restricted Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom, in each case for the Parent Guarantor, the Borrower and the Restricted Subsidiaries: (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve (12) months after the time as of which the amount thereof is being computed, and (ii) current maturities of Total Debt); and (b) the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on the Parent Guarantor’s consolidated balance sheet as of a date no earlier than the date of the Parent Guarantor’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP (which calculation shall give pro forma effect to any acquisition or disposition for which the aggregate consideration was in excess of $500,000,000 consummated by the Parent Guarantor, the Borrower or a Consolidated Restricted Subsidiary since the date of such consolidated balance sheet and on or prior to the date of determination, as if such acquisition or disposition had occurred on the date of such consolidated balance sheet).

“Consolidated Restricted Subsidiary” means each Consolidated Subsidiary that is a Restricted Subsidiary.

“Consolidated Subsidiaries” means each Subsidiary of the Parent Guarantor (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent Guarantor in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning assigned to such term in Section 12.20(b)(ii).

“Covered Party” has the meaning assigned to such term in Section 12.20.

“Customary Recourse Exceptions” means, with respect to any Debt of a first Person that is generally non-recourse to a second Person, liability of such second Person with respect to such Debt arising out of the voluntary bankruptcy of any Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, but excluding those from time to time incurred in the ordinary course of business that are not greater than sixty (60) days past the date such payment is due or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or with respect to which such Person otherwise assures a creditor against loss in respect of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding the foregoing, “Debt” shall not include (1) any obligation arising from agreements of the Parent Guarantor, the Borrower or any Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn-outs, holdbacks, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of a Restricted Subsidiary in a transaction permitted by this Agreement, (2) any obligation of a Loan Party in connection with a DrillCo pursuant to the agreement or agreements governing such DrillCo, including obligations to repurchase or otherwise purchase or acquire DrillCo Properties, (3) any equity commitment letter or any direct or indirect guaranty of, or other support for, an obligation or commitment to make an equity Investment (including any such letter or other support that serves as collateral securing, a guaranty of, or other credit support for, Debt of the Person in which such Investment is to be made, or otherwise assures a creditor of the Person in which such Investment is to be made against loss in respect of the Debt of such Person), or (4) for the avoidance of doubt, Swap Obligations and direct or indirect guaranties thereof, and other credit support therefor.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to such term in Section 12.20(b)(iii).

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the latest Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated. Notwithstanding the foregoing, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders of the Equity Interest have the right to require the Borrower to repurchase or redeem such Equity Interest upon or following the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock.

“dollars”, “Dollars”, or “$” refers to lawful money of the United States of America.

“DrillCo” means an entity jointly formed, or an arrangement evidenced by a participation, development, production or similar agreement entered into, in each case, by a Loan Party and one or more other Persons (together with its or their Affiliates, each, a “DrillCo Party”) that (a) provides for a DrillCo Party to fund the majority of the capital for the development of one or more Properties and (b) enables the Loan Parties to achieve one of more of the following objectives: minimization of capital deployment to non-core assets; acceleration of drilling schedule; retention of potentially expiring acreage; or enhancement of long-term value of assets in lieu of outright sale thereof.

“DrillCo Party” has the meaning assigned to such term in the definition of DrillCo.

“DrillCo Properties” means (a) in the case of a DrillCo that is an entity, all Properties contributed, sold or otherwise conveyed to such DrillCo and all Equity Interests in such DrillCo, (b) in the case of a DrillCo that is an agreement, all Properties subject to such agreement, including Properties directly or indirectly conveyed from time to time to a DrillCo Party and therefore no longer owned by a Loan Party, (c) funds and other Property received from a DrillCo Party in connection with a DrillCo, and (d) direct and indirect proceeds of any of the foregoing.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Endeavor” has the meaning assigned to such term in the Preamble to this Agreement.

“Endeavor Acquisition” has the meaning assigned to such term in the Preamble to this Agreement.

“Endeavor Acquisition Closing” means the consummation of the Endeavor Acquisition.

“Endeavor Acquisition Consideration” has the meaning assigned to such term in the Preamble to this Agreement.

“Endeavor Acquisition Termination” means the termination of the Endeavor Merger Agreement by the Parent Guarantor in writing in accordance with its terms.

“Endeavor Acquisition Transactions” has the meaning assigned to such term in the Preamble to this Agreement.

“Endeavor Credit Agreement Refinancing” has the meaning assigned to such term in the Preamble to this Agreement.

“Endeavor Merger Agreement” has the meaning assigned to such term in the Preamble to this Agreement.

“Endeavor Notes Redemption” has the meaning assigned to such term in the Preamble to this Agreement.

“Endeavor Outside Date” has the meaning assigned to such term in the Endeavor Merger Agreement as in effect on the Endeavor Signing Date, after giving effect to each extension thereof in accordance with the Endeavor Merger Agreement as in effect on the Endeavor Signing Date.

“Endeavor Signing Date” has the meaning assigned to such term in the Preamble to this Agreement.

“Energen” means Energen Corporation and its Subsidiaries.

“Energen Merger” means the merger of Energen Merger Sub with and into Energen Corporation, with Energen Corporation as the surviving entity.

“Energen Merger Sub” means Sidewinder Merger Sub Inc., an Alabama corporation.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent Guarantor, the Borrower or any Restricted Subsidiaries are conducting, or at any time have conducted business, or where any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiaries is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as well as the rules and regulations promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Parent Guarantor, the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Erroneous Payment” has the meaning assigned to such term in Section 11.12.

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 11.12.

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 11.12.

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 11.12.

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 11.12.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or ordinary course of business contracts or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-in and farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Guarantor, the Borrower or their Restricted Subsidiaries or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent Guarantor, the Borrower or their Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent Guarantor, the Borrower or their Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent Guarantor, the Borrower or their Restricted Subsidiaries or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced.

“Excluded Swap Obligations” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Swap Obligation, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Loan Party for, or the grant by such Loan Party of a security interest or other Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Loan Party is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee, security interest or other Lien is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income, franchise or branch profits taxes imposed on (or measured by) its net income, in each case, (i) by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located , or (ii) as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Document or any transactions contemplated thereunder), (b) in the case of a Lender, any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(b) or Section 5.03(d), (c) any Taxes attributable to the Administrative Agent, any Lender or any other recipient’s failure to comply with Section 5.03(g) and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions); provided that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain Term Loan Fee Letter between the Administrative Agent and the Parent Guarantor dated February 11, 2024.

“Fee Payment Date” has the meaning assigned to such term in Section 3.05(a).

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent Guarantor.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Fitch” means Fitch Ratings Ltd. and any successor thereto that is a nationally recognized rating agency.

“Floor” means a rate of interest equal to 0.00% per annum.

“Foreign Lender” means any Lender that is not (i) an individual who is a citizen or resident of the United States of America; (ii) a partnership or a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States of America or any state thereof, or the District of Columbia; (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust if (1) a court within the United States of America is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

“Funding Date” means the date on which the conditions specified in Section 6.02 are satisfied (or waived in accordance with Section 12.02) and on which the Loans are made hereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Parent Guarantor, the Borrower, any Subsidiary, any of their Properties, the Administrative Agent or any Lender.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantor” means the Parent Guarantor and each such other Person, if any, that guarantees the Indebtedness pursuant to the Guaranty Agreement. As of the Effective Date, the Parent Guarantor is the only Guarantor. The Borrower may, at its sole election at any time and from time to time, (i) cause any Restricted Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent an executed joinder to the Guaranty Agreement, together with customary resolutions, opinions of counsel and such other customary documentation as the Administrative Agent may reasonably request and (ii) in the event that there are any additional Guarantors hereunder (other than the Parent Guarantor) (A) if (1) no Default or Event of Default exists immediately prior to, and after giving pro forma effect to, such action, (2) as of such date, the Parent Guarantor has two or more of the following credit ratings: (x) an Index Debt rating from Moody’s of Baa3 or better, (y) an Index Debt rating from S&P of BBB- or better, or (z) an Index Debt rating from Fitch of BBB- or better, and (3) the applicable Guarantor that is a Material Subsidiary does not guarantee any Senior Unsecured Notes issued prior to the Investment Grade Changeover Date that constitute Material Indebtedness (after giving pro forma effect to any guarantor releases and unrestricted subsidiary designations under the Senior Unsecured Notes occurring substantially contemporaneously with the cessation of such Material Subsidiary being a Guarantor hereunder), the Borrower may cause such Guarantor that is a Material Subsidiary to cease being a Guarantor by delivering written notice of such cessation to the Administrative Agent, and (B) if no Default or Event of Default exists immediately prior to, and after giving pro forma effect to, such action, the Borrower may cause any Guarantor that is an Immaterial Subsidiary to cease being a Guarantor by delivering written notice of such cessation to the Administrative Agent.

“Guaranty Agreement” means that certain Guaranty Agreement, dated as of the Effective Date, made by each of the Guarantors party thereto in favor of the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical waste.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” means any Restricted Subsidiary that is not a Material Subsidiary.

“Indebtedness” means any and all amounts owing or to be owing by the Parent Guarantor, the Borrower or any other Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent or any Lender under any Loan Document; (b) to any Lender Swap Party under any Lender Swap Obligations (provided that notwithstanding anything to the contrary herein or in any other Loan Document, “Indebtedness” shall not include with respect to any Person any Excluded Swap Obligations of such Person); (c) to any Cash Management Provider in respect of any Cash Management Agreement, and (d) all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Taxes” means Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Parent Guarantor that is not guaranteed by any other Person (other than a Restricted Subsidiary) or subject to any other credit enhancement.

“Information” has the meaning assigned to such term in Section 12.11.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Borrowing Request or Interest Election Request and subject to availability; provided that:

(a)

the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)

if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)

no Interest Period shall extend beyond the applicable Maturity Date;

(e)

unless otherwise agreed by the Administrative Agent, there shall be no more than ten (10) Interest Periods in effect at any time; and

(f)

no tenor that has been removed from this definition pursuant to Section 3.03(c)(iv) shall be available for specification in any Borrowing Request or Interest Election Request.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Investment Grade Changeover Date” means November 20, 2019.

“Lender Swap Agreement” means any Swap Agreement between the Parent Guarantor, the Borrower or any Restricted Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason (any such Person, a “Lender Swap Party”).

“Lender Swap Obligations” means all amounts and other obligations owing to any Lender Swap Party under any Lender Swap Agreement; provided that, for the avoidance of doubt, if a Lender Swap Party ceases to be a Lender (or an Affiliate of a Lender), then the Lender Swap Obligations owing to such Lender Swap Party under any such Lender Swap Agreement shall not include any obligations arising from transactions entered into after the time that such Lender Swap Party ceases to be a Lender or an Affiliate of a Lender.

“Lender Swap Party” has the meaning assigned to such term in the definition of Lender Swap Agreement.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s extensions of credit made hereunder, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent Guarantor, the Borrower or any Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes and the Guaranty Agreement and any other document or agreement executed by the Borrower or any other Loan Party in connection with this Agreement and expressly designated by the Borrower and the Administrative Agent to be a Loan Document.

“Loan Party” means, collectively, the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority in Interest” when used in reference to Lenders of any Class, means, at any time, two or more Lenders having Commitments or Loans, as applicable, of such Class representing more than fifty percent (50%) of the aggregate amount of all the Commitments or the aggregate principal amount of all the Loans, as applicable, of such Class at such time; provided that the Commitments and the Loans of the Defaulting Lenders (if any) of any Class shall be excluded from the determination of Majority in Interest for such Class.

“Majority Lenders” means, at any time, two or more Lenders having Commitments or Loans, as applicable, representing more than fifty percent (50%) of the aggregate amount of all the Commitments or the aggregate principal amount of all the Loans, as applicable, at such time; provided that the Commitments and Loans of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Parent Guarantor, the Borrower and their Restricted Subsidiaries taken as a whole, (b) the ability of the Parent Guarantor, the Borrower or any other Guarantor to perform its payment obligations under any Loan Document or (c) the validity or enforceability of any Loan Document.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in an aggregate principal amount exceeding $250,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Subsidiary” means, as of any date, any Restricted Subsidiary of the Parent Guarantor that, together with its Restricted Subsidiaries, as of the last day of the fiscal quarter of the Parent Guarantor most recently ended for which Parent Guarantor’s annual or quarterly consolidated financial statements are available at the time of the Borrower’s written notice under clause (ii) of the definition of “Guarantor” to cause such Restricted Subsidiary to cease to be a Guarantor, contributed greater than 10.0% of the Consolidated Net Tangible Assets for such quarter.

“Maturity Date” means (a) with respect to the Tranche A Loans, the Tranche A Maturity Date and (b) with respect to the Tranche B Loans, the Tranche B Maturity Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“New Parent” shall have the meaning assigned to such term in the definition of “Change in Control”.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYFRB” means the Federal Reserve Bank of New York.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Guarantor” means Diamondback Energy, Inc., a Delaware corporation.

“Participant” has the meaning assigned to such term in Section 12.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 12.04(c)(iii).

“Payment Recipient” has the meaning assigned to such term in Section 11.12.

“Permitted Acquisition Target” has the meaning set forth in the definition of “Permitted Acquisitions”.

“Permitted Acquisitions” means Investments in Persons (each, a “Permitted Acquisition Target”) engaged primarily in the business of acquiring, developing and producing Oil and Gas Properties or transporting or processing Hydrocarbons from or attributable to such Oil and Gas Properties or business activities reasonably related, incidental, complementary or ancillary to the foregoing.

“Permitted Holders” means the Parent Guarantor and any direct wholly owned Subsidiary of Parent Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Parent Guarantor, the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Parent Guarantor, Borrower, a Subsidiary or an ERISA Affiliate.

“Platform” has the meaning assigned to such term in Section 12.03(f).

“Pricing Level” means the applicable category of rating level contained in the definition of “Applicable Margin”, which is based on the rating of the Index Debt (or the Term Loan Facility as provided for in the last sentence of the definition of “Applicable Margin”, as applicable) by one or more of the Rating Agencies.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QEP” means QEP Resources, Inc. and its Subsidiaries.

“QEP Merger” means the merger of a Subsidiary of Parent Guarantor with and into QEP, with QEP as the surviving entity.

“QFC” has the meaning assigned to such term in Section 12.20(b)(iv).

“QFC Credit Support” has the meaning assigned to such term in Section 12.20.

“Qualified Midstream Assets” means assets used in the gathering, distributing, marketing, treating, processing, transporting of, or storage, disposal, or other handling of, Hydrocarbons, water, sand, minerals, chemicals or other products or substances commonly created, used, recovered, produced or processed in the conduct of the oil and gas business, including compression, pumping, treatment and disposal facilities, gathering lines and systems, and other assets commonly considered midstream assets or useful in connection with the conduct of midstream operations and Equity Interests in Qualified Midstream Persons.

“Qualified Midstream Person” means (a) any Person if (i) substantially all of the assets of such Person consist of or will consist of Qualified Midstream Assets or (ii) all or substantially all of such Person’s business is ownership of, operation of, construction or development of, or direct or indirect investment in, Qualified Midstream Assets and (b) each of the Rattler Entities.

“Qualified Professional Asset Manager” has the meaning assigned to such term in Section 12.19(a)(iii).

“Rating Agency” means S&P, Moody’s or Fitch.

“Rattler Entities” means Rattler Midstream GP LLC, Rattler Midstream LP, Rattler Midstream Operating LLC, and their respective Subsidiaries from time to time.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Work” has the meaning assigned to such term in Section 8.09.

“Removal Effective Date” has the meaning assigned to such term in Section 11.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent Guarantor.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor or the Borrower that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (which are, as of the Effective Date: Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Zaporizhzhia, Kherson and Crimea Regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned fifty percent (50%) or more, individually or in the aggregate, directly or indirectly, by any such Person or Persons described in the foregoing clause (a).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Senior Unsecured Notes” means Debt in the form of unsecured senior or senior subordinated notes issued by the Parent Guarantor or the Borrower, including exchange notes issued in exchange therefor pursuant to any registration rights agreement, and, in each case, any guarantees thereof by the Parent Guarantor, the Borrower or a Guarantor.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 3.02(b).

“Specified Credit Agreement Representations” means the representations and warranties set forth in Section 7.01(a) (solely with respect to the Parent Guarantor and the Borrower), Section 7.02 (solely with respect to the Parent Guarantor and the Borrower), Section 7.03(b) (solely with respect to the execution and delivery of the Loan Documents and solely with respect to the Parent Guarantor and the Borrower), Section 7.03(d) (solely with respect to the execution and delivery of the Loan Documents and solely with respect to a violation or default under an indenture, agreement or other instrument evidencing indebtedness for borrowed money of the Parent Guarantor or the Borrower in a principal or committed amount in excess of $500,000,000 (determined pro forma for the Transactions and the Endeavor Acquisition Transactions and without giving effect to any “material adverse effect” qualification or “materiality” qualification)), the second sentence of Section 7.12, Section 7.08 and the last sentence of Section 7.13.

“Specified Merger Agreement Representations” means such of the representations and warranties made by Endeavor with respect to Endeavor and its Subsidiaries in the Endeavor Merger Agreement that are material to the interests of the Lenders, but only to the extent that the Parent Guarantor (or its Subsidiary or affiliate) has the right to terminate its obligations under the Endeavor Merger Agreement, or decline to consummate the Endeavor Acquisition, as a result of a breach of such representations and warranties in the Endeavor Merger Agreement.

“Stockholders’ Equity” means, as of the time for which any determination thereof is to be made, (a) stockholders’ equity of the Parent Guarantor and its Consolidated Subsidiaries determined in accordance with GAAP as adjusted by (b)(i) excluding any interests in the Consolidated Subsidiaries that, in accordance with GAAP, would be required to be set forth as non-controlling interests on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries prepared in accordance with GAAP, (ii) either adding the amount by which such stockholders’ equity shall have been reduced by reason of any non-cash loss or subtracting the amount by which such stockholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of tax, resulting from the requirements of ASC Topic 815, in the case of this sub-clause (ii), attributable to any Consolidated Subsidiary to the extent of the Parent Guarantor’s direct and indirect ownership interests in such Subsidiary, and (iii) adding the amount by which such stockholders’ equity shall have been reduced by reason of any losses attributable to ceiling test impairment writedowns, in the case of this sub-clause (iii), attributable to any Consolidated Subsidiary to the extent of the Parent Guarantor’s direct and indirect ownership interests in such Subsidiary, in each case as set forth in the financial statements of the Parent Guarantor and its Consolidated Subsidiaries as furnished pursuant to Section 8.01(a) or (b).

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Parent Guarantor, the Borrower or one or more of their Subsidiaries and (b) any partnership of which the Parent Guarantor, the Borrower or any of their Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Parent Guarantor or the Borrower, as the context requires.

“Supported QFC” has the meaning assigned to such term in Section 12.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or its Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, including any such obligation comprised of a guaranty or a security interest or other Lien.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Syndication Agents” means Bank of America, N.A., The Toronto-Dominion Bank, New York Branch, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as co-syndication agents for the Lenders under this Agreement and the other Loan Documents.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan Facility” means the term loan credit facility provided for in this Agreement.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Adjustment” means a percentage per annum equal to 0.10%.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 4:00 p.m., Houston, Texas time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Transition Event with respect to Term SOFR has not occurred, then so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day

“Termination Date” means the earlier of the latest Maturity Date and the date of termination of the Commitments.

“Total Debt” means, at any date, all Debt referred to in clause (a) of the definition thereof of the Parent Guarantor, the Borrower and the Consolidated Restricted Subsidiaries on a consolidated basis.

“Total Net Debt” means Total Debt, net of all cash and cash equivalents of the Parent Guarantor, the Borrower and the Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP (excluding any portion of such aggregate amount of such cash and cash equivalents that appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Parent Guarantor, the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP; provided that, for the avoidance of doubt, in the event that the Parent Guarantor, the Borrower or any Restricted Subsidiary issues notes that are subject to a special mandatory redemption, the net cash proceeds of any such notes offering shall not be considered “restricted” cash for purposes of the foregoing if such cash proceeds would not be considered “restricted” absent the existence of such special mandatory redemption provisions).

“Total Net Debt to Capitalization Ratio” means the ratio of (a) Total Net Debt to (b) Capitalization.

“Tranche A Borrowing” means a Borrowing comprised of Tranche A Loans.

“Tranche A Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Loan hereunder, expressed as an amount representing the maximum principal amount of the Tranche A Loan to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.06 or 10.02 or increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The amount of each Lender’s Tranche A Commitment on the Effective Date is set forth under the heading “Tranche A Commitments” on Annex I, and the aggregate amount of the Tranche A Commitments on the Effective Date is $1,000,000,000.

“Tranche A Lender” means any Lender with a Tranche A Commitment or a Tranche A Loan.

“Tranche A Loan” means any Loan made pursuant to clause (a) of Section 2.01.

“Tranche A Maturity Date” means the date that is 364 days following the Funding Date; provided that if such day is not a Business Day, the Tranche A Maturity Date shall be the immediately preceding Business Day.

“Tranche B Borrowing” means a Borrowing comprised of Tranche B Loans.

“Tranche B Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Loan hereunder, expressed as an amount representing the maximum principal amount of the Tranche B Loan to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.06 or 10.02 or increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The amount of each Lender’s Tranche B Commitment on the Effective Date is set forth under the heading “Tranche B Commitments” on Annex I, and the aggregate amount of the Tranche B Commitments on the Effective Date is $500,000,000.

“Tranche B Lender” means any Lender with a Tranche B Commitment or a Tranche B Loan.

“Tranche B Loan” means any Loan made pursuant to clause (b) of Section 2.01.

“Tranche B Maturity Date” means the date that is that is two years following the Funding Date; provided that if such day is not a Business Day, the Tranche B Maturity Date shall be the immediately preceding Business Day.

“Transactions” means with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, and the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, Adjusted Term SOFR or any Benchmark Replacement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undrawn Commitment Fee” has the meaning assigned to such term in Section 3.05(a).

“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor (other than the Borrower) or the Borrower which the Parent Guarantor or the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.06, until such time as the Parent Guarantor or the Borrower redesignates such Person as a Restricted Subsidiary in accordance with this Agreement.

“USA PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.03, 2.04, and 3.04, in each case, such day is also a Business Day.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 12.20.

“Viper Entities” means Viper Energy Partners GP LLC, Viper Energy Inc., Viper Energy Partners LLC, and their respective Subsidiaries from time to time.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03

Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche A Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Tranche A Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche A Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Tranche A Borrowing”).

Section 1.04

Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05

Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Parent Guarantor’s or the Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Parent Guarantor, the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

Section 1.06

Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.07

Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II
The Credits

Section 2.01

Commitments. Subject to the terms and conditions set forth herein, (a) each Tranche A Lender severally agrees to make a Tranche A Loan in dollars to the Borrower in a single drawing on the Funding Date in an aggregate principal amount that will not result in (x) such Tranche A Lender’s Tranche A Loans exceeding such Tranche A Lender’s Tranche A Commitment or (y) the total Tranche A Loans exceeding the total Tranche A Commitments and (b) each Tranche B Lender severally agrees to make a Tranche B Loan in dollars to the Borrower in a single drawing on the Funding Date in an aggregate principal amount that will not result in (x) such Tranche B Lender’s Tranche B Loans exceeding such Tranche B Lender’s Tranche B Commitment or (y) the total Tranche B Loans exceeding the total Tranche B Commitments. Loans repaid or prepaid may not be reborrowed. Any amounts borrowed under this Section 2.01 shall be borrowed in a single drawing of each Class of Loans on the Funding Date and ratably between the Classes of Loans.

Section 2.02

Loans and Borrowings.

(a)

Borrowings; Several Obligations. Each Tranche A Loan shall be made as part of a Tranche A Borrowing consisting of Tranche A Loans made by the Tranche A Lenders ratably in accordance with their respective Tranche A Commitments. Each Tranche B Loan shall be made as part of a Tranche B Borrowing consisting of Tranche B Loans made by the Tranche B Lenders ratably in accordance with their respective Tranche B Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)         Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)

Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000. Borrowings of more than one Type may be outstanding at the same time. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Loans.

(d)

Notes. The Loans made by each Lender shall, at the request of any Lender, be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), if requested by such Lender, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03

Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a SOFR Borrowing, not later than 1:00 P.M., Houston, Texas time, three U.S. Government Securities Business Days before the date of the proposed SOFR Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 A.M., Houston, Texas time, on the Business Day of the proposed ABR Borrowing. Each such Borrowing Request shall be irrevocable and shall be evidenced by delivery of a Borrowing Request to the Administrative Agent in substantially the form of Exhibit B and signed by the Parent Guarantor and the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)

the aggregate amount of the requested Borrowing;

(ii)

the date of such Borrowing, which shall be a Business Day;

(iii)

whether such Borrowing is to be a Tranche A Borrowing or a Tranche B Borrowing;

(iv)

whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(v)

in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)

the location and number of the Borrower’s account to which funds are to be disbursed; and

(vii)

whether such Borrowing is conditioned upon the occurrence of any event, in which case such Borrowing Request may be revoked by the Parent Guarantor (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04

Interest Elections.

(a)

Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)

Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed evidenced by hand delivery, electronic communication or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Parent Guarantor and the Borrower.

(c)

Information in Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)

the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)

the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)

whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv)

if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)

Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)

Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be automatically continued as a SOFR Borrowing with an Interest Period of one-month’s duration. Any such continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, no outstanding Borrowing may be converted to or continued as a SOFR Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective) and unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05

Funding of Borrowings.

(a)

Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the Funding Date by wire transfer of immediately available funds by (i) in the case of a SOFR Loan, 10:00 A.M., Houston, Texas time and (ii) in the case of an ABR Loan, 1:00 P.M., Houston, Texas time, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)

Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the applicable Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06

Termination and Reduction of Commitments.

(a)

Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate upon the earliest of (i) the date that is five Business Days after the Endeavor Outside Date, (ii) the occurrence of the Endeavor Acquisition Closing without the funding of any Loans under of the Term Loan Facility and (iii) the Endeavor Acquisition Termination; provided that (x) in any event the Commitments in respect of each Class shall terminate in their entirety automatically upon the borrowing of Loans in accordance with Section 2.01 in an amount equal to the entire outstanding amount of Commitments in respect of such Class and (y) each Lender’s Commitment of any Class shall be automatically reduced by the amount of any Loan of such Class made by such Lender, such reduction to be effective immediately following the making of such Loan by such Lender.

(b)          Optional Termination and Reduction of Commitments.

(i)

The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments (A) shall be made ratably between the Classes of Commitments and (B) shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

(ii)

The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent and may not be reinstated, in each case, except pursuant to an amendment to this Agreement in accordance with Section 12.02. Each reduction of the Commitments of any Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class.

Section 2.07

[Reserved].

Section 2.08

[Reserved].

Section 2.09

[Reserved].

Section 2.10

Defaulting Lenders.

(a)

Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)

Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Majority Lenders and Majority in Interest.

(ii)

Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Class of Loans and (2) such Loans were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders of such Class on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans of such Class are held by the Lenders of such Class pro rata in accordance with their Commitments in respect of such Class. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)

Certain Fees. No Defaulting Lender shall be entitled to receive any Undrawn Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)

Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans of each Class to be held pro rata by the Lenders of the applicable Class in accordance with the Commitments under this Agreement, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01

Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche A Lender the then unpaid principal amount of each Tranche A Loan on the Tranche A Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B Lender the then unpaid principal amount of each Tranche B Loan on the Tranche B Maturity Date

Section 3.02

Interest.

(a)

ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)

SOFR Loans. The Loans comprising each SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)

[Reserved].

(d)

Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Parent Guarantor or the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans of the applicable Class as provided in Section 3.02(a), but not to exceed the Highest Lawful Rate.

(e)

Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the applicable Maturity Date and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the applicable Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)

Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR and Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

(g)

Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.03

Changed Circumstances.

(a)

Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Majority Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.

(b)

Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.

(c)

Benchmark Replacement Setting.

(i)

Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising a Majority in Interest of each Class. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of the Alternate Base Rate based upon the Benchmark will not be used in any determination of the Alternate Base Rate.

(ii)

Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)

Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 3.03(c) may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).

(iv)

Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

Section 3.04

Prepayments.

(a)

Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)

Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent (in writing in a form acceptable to the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 1:00 P.M., Houston, Texas time, three U.S. Government Securities Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 A.M., Houston, Texas time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, and whether the prepayment is of SOFR Loans, ABR Loans, or a combination thereof, and the amount allocable to each. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing pursuant to this Section 3.04(b) shall be applied ratably between Tranche A Loans and Tranche B Loans. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)

[Reserved].

(d)

No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05

Fees.

(a)

Commitment Fees. The Borrower agrees to pay to the Administrative Agent (for the ratable account of the Lenders) an undrawn commitment fee (the “Undrawn Commitment Fee”) equal to 0.125% per annum on the aggregate principal amount of the Commitments. Such fee shall accrue from and after the date that is the later of (x) June 10, 2024 and (y) the Effective Date, to but excluding the earlier to occur of (x) the Funding Date and (y) the date of termination of the applicable Commitments (such date, the “Fee Payment Date”). Such Undrawn Commitment Fee shall be due and payable on the Fee Payment Date. The Undrawn Commitment Fee shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)

Other Fees. The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of each Lender, as applicable, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.

Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01

Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)

Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 1:00 P.M., Houston, Texas time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)

Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)

Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent Guarantor, the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Parent Guarantor and the Borrower consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Guarantor or the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Guarantor or the Borrower in the amount of such participation.

Section 4.02

Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

Article V
Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01

Increased Costs.

(a)

Increased Costs Generally. If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender; or

(ii)

impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)

Capital Requirements. If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)

Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)

Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02

Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04, then, in any such event, upon the request of any Lender, the Borrower shall compensate such Lender for the loss, cost and expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) attributable to, or as a consequence of, such event.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03

Taxes.

(a)

Defined Terms. For purposes of this Section 5.03, the term “applicable law” includes FATCA.

(b)

Payments Free of Taxes. Any and all payments by or on account of any obligation of the Parent Guarantor, the Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Parent Guarantor, the Borrower or a Guarantor, as applicable, shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the amounts received with respect to this Agreement equal the sum which would have been received had no such deduction or withholding been made.

(c)

Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written direction of the Administrative Agent timely reimburse it for, Other Taxes.

(d)

Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by the Parent Guarantor, the Borrower or a Guarantor, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or a Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)

Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Parent Guarantor, the Borrower or a Guarantor has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Parent Guarantor, the Borrower and the Guarantors to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)

Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)

Status of Lenders.

(i)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)

Without limiting the generality of the foregoing,

(A)

any Lender that is a U.S. Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, is owned, for U.S. federal income tax purposes, by a U.S. Person) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)

in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)

an executed copy of IRS Form W-8ECI with respect to such Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner);

(III)

in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(IV)

to the extent a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)

any Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)

Treatment of Certain Refunds. If any party determines, in its sole, but reasonable, discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)

Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

Section 5.04

Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Article VI
Conditions Precedent

Section 6.01

Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)

The Administrative Agent shall have received executed counterparts of this Agreement and the Guaranty Agreement from each party hereto and thereto.

(b)

The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated as of the Effective Date, confirming that (i) the representations and warranties in Article VII of this Agreement are true and correct in all material respects as of the Effective Date (other than (x) any such representations and warranties that are qualified by materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects and (y) any such representations and warranties that refer to a specific date, which representations and warranties shall be so true and correct as of such date) and (ii) no Default or Event of Default has occurred and is continuing.

(c)

The Administrative Agent, the Arrangers and the Lenders shall have received all fees due and payable and all reasonable and documented out-of-pocket expenses related to the Term Loan Facility and required to be paid on or prior to the Effective Date, in each case, to the extent invoiced three (3) Business Days prior to the Effective Date.

(d)

The Administrative Agent shall have received, at least one Business Day prior to the Effective Date, all documentation and other information relating to the Parent Guarantor and the Borrower (but not, for the avoidance of doubt, Endeavor or its subsidiaries) as has been reasonably requested in writing at least ten (10) Business Days prior to the Effective Date by the Administrative Agent on behalf of any such Lender, that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

(e)

The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Guarantor, the Borrower and each other Guarantor setting forth (i) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the limited liability company agreement, the articles or certificate of incorporation and by-laws or other applicable organizational documents of the Parent Guarantor, the Borrower and such other Guarantor, certified as being true and complete as of the date of such certificate. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Parent Guarantor, the Borrower and such other Guarantor to the contrary.

(f)

The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Parent Guarantor, the Borrower and each other Guarantor.

(g)

The Administrative Agent shall have received a solvency certificate from an officer of the Parent Guarantor, substantially in the form previously agreed between the Parent Guarantor and the Administrative Agent.

(h)

The Administrative Agent shall have received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.

(i)

The Parent Guarantor shall have delivered a certificate to Citibank, N.A., in its capacity as the lead arranger under the Bridge Facility, stating that the Term Loan Facility constitutes a “Qualifying Term Loan Facility” under the Bridge Facility.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective until each of the conditions set forth in Section 6.02 has been satisfied (or waived in accordance with Section 12.02).

Section 6.02

Funding Date. The obligation of each Lender to make a Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)

The Effective Date shall have occurred.

(b)

The Endeavor Acquisition Closing shall have occurred substantially concurrently with the funding of the Term Loan Facility on the Funding Date in all material respects in accordance with the Endeavor Merger Agreement as in effect on the Endeavor Signing Date without giving effect to any amendments, modifications, supplements or waivers by the Parent Guarantor thereto or consents by the Parent Guarantor thereunder that are materially adverse to the Lenders or the Administrative Agent in their respective capacities as such without the Administrative Agent’s prior written consent (not to be unreasonably withheld, delayed or conditioned), it being agreed that (A) (w) any decrease in the cash portion of the Endeavor Acquisition Consideration less than or equal to 10% of the cash consideration, (x) any decrease in the cash portion of the Endeavor Acquisition Consideration in excess of 10% of the cash consideration accompanied (1) by a dollar-for-dollar reduction in commitments in respect of the Bridge Facility, and (2) once the commitments in respect of the Bridge Facility have been reduced to zero, by a dollar-for-dollar reduction in commitments in respect of the Term Loan Facility (to be allocated ratably between Tranche A Commitments and Tranche B Commitments) in excess of such 10% decrease, (y) any decrease in the equity portion of the Endeavor Acquisition Consideration and (z) any increase in the Endeavor Acquisition Consideration that is funded with equity issued as consideration for the Endeavor Acquisition or with cash on hand, in each case are not materially adverse to the Lenders and Administrative Agent and (B) any amendment, modification or waiver by the Parent Guarantor to the provisions of the Endeavor Merger Agreement that are expressly for the benefit of the Debt Financing Sources (as defined in the Endeavor Merger Agreement as in effect on the Endeavor Signing Date) is materially adverse to the Lenders and the Administrative Agent.

(c)

Since the date of the Endeavor Merger Agreement, there will not have occurred any Company Material Adverse Effect (as defined in the Endeavor Merger Agreement as in effect on the Endeavor Signing Date) that is continuing.

(d)

The Administrative Agent shall have received (A) audited consolidated financial statements of (x) the Parent Guarantor and its subsidiaries and (y) Endeavor and its subsidiaries, in each case, for the three (3) most recently-completed fiscal years ended at least sixty (60) days prior to the Funding Date and (B) unaudited consolidated financial statements of (x) the Parent Guarantor and its subsidiaries and (y) Endeavor and its subsidiaries, in each case, for any subsequent interim financial period and comparative prior year period (other than the fourth quarter of any fiscal year) ended at least forty (40) days (in the case of Parent Guarantor and its subsidiaries) and forty-five (45) days (in the case of Endeavor and its subsidiaries) prior to the Funding Date. The Parent Guarantor’s filing with the SEC of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clause (A) or (B), as applicable, of this paragraph (d). The Administrative Agent hereby acknowledges receipt of (x) the audited financial statements of the Parent Guarantor and its subsidiaries for the fiscal years of the Parent Guarantor ended December 31, 2021, December 31, 2022 and December 31, 2023, (y) the audited financial statements of Endeavor and its subsidiaries for the fiscal years of Endeavor ended December 31, 2020, December 31, 2021 and December 31, 2022 and (z) the unaudited financial statements of Endeavor and its subsidiaries for the fiscal quarters of Endeavor ended March 31, 2023, June 30, 2023 and September 30, 2023.

(e)

The Specified Credit Agreement Representations and the Specified Merger Agreement Representations shall be true and correct in all material respects as of the Funding Date (except, in the case of Specified Merger Agreement Representations, to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such date. No Event of Default of the type described in (i) Section 10.01(h) or 10.01(i) (in each case, solely with respect to the Parent Guarantor or the Borrower) or (ii) Section 10.01(b) (solely with respect to the failure to pay fees and solely with respect to the Parent Guarantor and the Borrower) shall have occurred and be continuing.

(f)

The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(g)

All fees payable on or prior to the Funding Date shall have been paid or shall be paid substantially simultaneously with the funding of the Term Loan Facility and all other accrued fees and expenses of the Arrangers, the Administrative Agent and the Lenders (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent) payable on or prior to the Funding Date and for which invoices have been presented 3 Business Days prior to the Funding Date shall have been paid or shall be paid substantially simultaneously with the funding of the Term Loan Facility.

(h)

Prior to or substantially concurrently with the funding of the Term Loan Facility on the Funding Date, the Endeavor Credit Agreement Refinancing shall have been consummated.

(i)

The Administrative Agent shall have received a certificate of the Parent Guarantor, dated the Funding Date, confirming the satisfaction on the Funding Date of the conditions set forth in Sections 6.02(b), 6.02(c), 6.02(e) and 6.02(h) above.

The Administrative Agent shall notify the Borrower and the Lenders of the Funding Date, and such notice shall be conclusive and binding.

Section 6.03

Action by Lenders During Certain Funds Period. Notwithstanding (i) anything to the contrary in this Agreement or any other Loan Document (other than Section 10.02(a)(ii) but only if any Event of Default specified therein is ongoing), (ii) that any representation or warranty made on the Effective Date (excluding the Specified Credit Agreement Representations and Specified Merger Agreement Representations made on the Funding Date to the extent constituting conditions to the Funding Date set forth in Section 6.02) was incorrect, (iii) any failure by the Borrower or the Parent Guarantor to comply with any provision of Article VIII or Article IX of this Agreement or (iv) that any condition to the Effective Date set forth in Section 6.01 may subsequently be determined not to have been satisfied, during the Certain Funds Period, neither the Administrative Agent nor any Lender shall be entitled to:

(a)

cancel any of its Commitments under any Tranche of the Term Loan Facility;

(b)

rescind, terminate or cancel any Loan Document or exercise any right or remedy or make or enforce any claim it may have under any Loan Document, the Fee Letter or otherwise, to the extent doing so would prevent, limit or delay the making of its Loan;

(c)

refuse to participate in making its Loan (provided that the conditions to the Funding Date set forth in Section 6.02 have been satisfied or waived); or

(d)

exercise any right of set-off or counterclaim in respect of its Loan to the extent doing so would prevent, limit or delay the making of its Loan.

Notwithstanding anything to the contrary provided herein, (i) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any applicable condition to the Funding Date set forth in Section 6.02 is not satisfied or waived on the Funding Date and (ii) immediately after the expiration of the Certain Funds Period, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available during the Certain Funds Period as a result of the foregoing.

Article VII
Representations and Warranties

The Parent Guarantor and the Borrower each represents and warrants to the Lenders, as of the Effective Date and the Funding Date, that:

Section 7.01

Organization; Powers. Each of the Parent Guarantor, the Borrower and the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, with respect to the Restricted Subsidiaries, where failure to be so organized, existing or in good standing would not reasonably be expected to have a Material Adverse Effect) and (b) has all requisite power and authority and all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case with respect to this clause (b), except where failure to have such power, authority, licenses, authorizations, consents, approvals, qualifications or standing would not reasonably be expected to have a Material Adverse Effect.

Section 7.02

Authority; Enforceability. The Transactions are within the Parent Guarantor’s, the Borrower’s and each other Guarantor’s corporate, partnership or other organizational powers and have been duly authorized by all necessary organizational action and, if required, action by any holders of its Equity Interests. Each Loan Document to which the Parent Guarantor, the Borrower and each other Guarantor is a party has been duly executed and delivered by the Parent Guarantor, the Borrower and such other Guarantor and constitutes a legal, valid and binding obligation of the Parent Guarantor, the Borrower and such other Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03

Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect, (b) will not violate any charter, bylaws, limited liability company agreements or other organizational documents of the Parent Guarantor or the Borrower, (c) will not violate any applicable law, regulation or any order of any Governmental Authority and (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent Guarantor, the Borrower or any Restricted Subsidiaries or give rise to a right thereunder to require any payment to be made by the Parent Guarantor, the Borrower or any Restricted Subsidiaries and will not result in the creation or imposition of any Lien on any Property of the Parent Guarantor, the Borrower or any Restricted Subsidiaries, except in the case of clauses (a), (c) and (d), as would not reasonably expected to result in a Material Adverse Effect.

Section 7.04

Financial Condition; No Material Adverse Change.

(a)

The Parent Guarantor has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of income, equity and cash flows as of and for the fiscal year ended December 31, 2023, reported on by Grant Thornton LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)

Since December 31, 2023, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as otherwise disclosed in any reports filed with or furnished to the SEC by the Parent Guarantor prior to the Effective Date.

Section 7.05

Litigation. Except as otherwise disclosed in any reports filed with or furnished to the SEC by the Parent Guarantor prior to the Effective Date, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Parent Guarantor, the Borrower or any Restricted Subsidiary not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 7.06

Environmental Matters. Except as otherwise disclosed in any reports filed with or furnished to the SEC by the Parent Guarantor prior to the Effective Date and except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)

The Parent Guarantor, the Borrower and the Restricted Subsidiaries are in compliance with all applicable Environmental Laws;

(b)

The Parent Guarantor, the Borrower and the Restricted Subsidiaries have obtained all Environmental Permits required under applicable Environmental Law;

(c)

There are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to either the Parent Guarantor’s or the Borrower’s knowledge, threatened in writing against the Parent Guarantor, the Borrower or any Restricted Subsidiary or as a result of any operations at the real properties of the Parent Guarantor, the Borrower and the Restricted Subsidiaries, nor do the Borrower and the Parent Guarantor know of any reasonable basis for such a claim, demand, suit, order, inquiry or proceeding or liability;

(d)

[reserved]; and

(e)

Neither the Parent Guarantor nor the Borrower has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws.

Section 7.07

Compliance With Laws. The Parent Guarantor, the Borrower and each of the Restricted Subsidiaries are in compliance with all Governmental Requirements applicable to it, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 7.08

Investment Company. Neither the Parent Guarantor nor the Borrower is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 7.09

Taxes. The Parent Guarantor, the Borrower and the Restricted Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Guarantor, the Borrower or Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 7.10

ERISA. Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a)

The Parent Guarantor, the Borrower, the Restricted Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b)

Each Plan is, and has been, established, operated and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c)

No act, omission or transaction has occurred which could result in imposition on the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)

Full payment when due has been made of all amounts which the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e)

Neither the Parent Guarantor, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Guarantor, the Borrower, any Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability.

(f)

Neither the Parent Guarantor, the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11

Disclosure; No Material Misstatement. As of the Effective Date, (a) all financial projections concerning the Parent Guarantor, the Borrower and the Restricted Subsidiaries that have been made available to the Administrative Agent or any Lender by the Parent Guarantor or any of its representatives (on the Parent Guarantor’s behalf) in connection with the Transactions or the Endeavor Acquisition Transactions (the “Projections”) have been prepared in good faith based upon assumptions that the Parent Guarantor believed to be reasonable at the time made (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Parent Guarantor’s control, the Projections, by their nature, are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved, and that actual results during the period or periods covered by such Projections may differ from projected results and such differences may be material) and (b) all written information (other than Projections and information of a general industry nature) which has been made available to the Administrative Agent or any Lender by the Parent Guarantor or any of its representatives (on the Parent Guarantor’s behalf) in connection with Transactions or the Endeavor Acquisition Transactions, taken as a whole, is (as of the date made available) correct in all material respects and does not (as of the date made available) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which they were made (after giving effect to all supplements and updates thereto from time to time).

Section 7.12

Use of Loans. The proceeds of the Loans shall be used to (a) finance a portion of the Endeavor Acquisition Consideration, (b) consummate the Endeavor Credit Agreement Refinancing and the Endeavor Notes Redemption and/or (c) pay fees, costs and expenses related to the Transactions or the Endeavor Acquisition Transactions. The Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation T, U or X of the Board).

Section 7.13

Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. Each of the Parent Guarantor and the Borrower has implemented and maintains in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), that are reasonably designed to ensure compliance by the Parent Guarantor and its Subsidiaries and their respective directors, officers, employees and agents acting in their respective capacity as such with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions. The Parent Guarantor and its Subsidiaries and, to the knowledge of the Parent Guarantor and the Borrower, their respective directors, officers, employees and agents, are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions in all material respects. None of (a) the Parent Guarantor and its Subsidiaries or any of their respective directors or officers or (b) to the knowledge of the Parent Guarantor and the Borrower, any employee or agent of the Parent Guarantor or any Subsidiary that will act in such capacity in connection with or benefit from the Term Loan Facility, is a Sanctioned Person. No use of proceeds of any Borrowing will violate any applicable Anti-Corruption Law, Anti-Money Laundering Laws, or applicable Sanctions.

Article VIII
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than expense reimbursement, indemnification, increased cost or tax gross up amounts for which no claim has been made) shall have been paid in full, each of the Parent Guarantor and the Borrower covenants and agrees with the Lenders that:

Section 8.01

Financial Statements; Other Information. The Parent Guarantor will furnish to the Administrative Agent (who shall furnish to each Lender):

(a)

Annual Financial Statements. As soon as available, but in any event within five Business Days after the date by which the Annual Report on Form 10-K of the Parent Guarantor for each fiscal year is required to be filed under the rules and regulations of the SEC (after giving effect to any extension thereof (not to exceed 20 Business Days)), its audited consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if financial statements of the Parent Guarantor exist for such previous fiscal year), all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the filing with the SEC by the Parent Guarantor of such annual financial statements of the Parent Guarantor and its Subsidiaries shall satisfy the requirements of this Section 8.01(a) to the extent such annual financial statements include the information specified herein).

(b)

Quarterly Financial Statements. As soon as available, but in any event within five Business Days after the date by which the Quarterly Report on Form 10-Q of the Parent Guarantor for each of the first three fiscal quarters of each fiscal year is required to be filed under the rules and regulations of the SEC (after giving effect to any extension thereof (not to exceed 10 Business Days)), its consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if financial statements of the Parent Guarantor exist for such previous fiscal year), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes (it being understood that the filing with the SEC by the Parent Guarantor of such quarterly financial statements of the Parent Guarantor and its Subsidiaries shall satisfy the requirements of this Section 8.01(b) to the extent such quarterly financial statements include the information specified herein).

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 8.01 may be satisfied with respect to the consolidated financial information of the Parent Guarantor by furnishing the consolidated financial information of New Parent that would be required by clauses (a) and (b) of this Section 8.01 with all references to the “Parent Guarantor” therein being deemed to refer to New Parent and all references to “Financial Officer” therein being deemed to refer to a comparable officer of New Parent.

(c)

Certificate of Financial Officer – Compliance. Substantially concurrently with any delivery (or deemed delivery) of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)

[Reserved].

(e)

SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Guarantor with the SEC, or with any national securities exchange, or distributed by the Parent Guarantor to its shareholders generally, as the case may be (it being understood that public availability of such reports, proxy statements and other materials filed by the Parent Guarantor, the Borrower or a Restricted Subsidiary shall satisfy the requirements of this Section 8.01(e) to the extent such reports, proxy statements and other materials include the information specified herein).

(f)           [Reserved].

(g)

Other Requested Information. Promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Parent Guarantor, the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable Anti-Money Laundering Laws and the Beneficial Ownership Regulation to the extent that the Borrower qualifies as a “legal entity customer” thereunder.

In each case in this Section 8.01, it being understood that the filing or furnishing with the SEC by the Parent Guarantor of a current report on Form 8-K or other applicable report shall satisfy the requirements of this Section 8.01 to the extent such filing includes the information specified in this Section 8.01.

Section 8.02

Notices of Material Events. The Parent Guarantor and the Borrower will furnish to the Administrative Agent (who shall furnish to each Lender) prompt written notice of the occurrence of any Default of which any Responsible Officer of the Parent Guarantor or the Borrower obtains knowledge. Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03

Existence. The Parent Guarantor and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (except, with respect to the Restricted Subsidiaries, where failure to do so would not reasonably be expected to have a Material Adverse Effect); provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited by Section 9.05.

Section 8.04

Payment of Taxes. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, pay the Tax liabilities of the Parent Guarantor, the Borrower and all of the Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) (1) the validity or amount thereof is being contested in good faith by appropriate proceedings and (2) the Parent Guarantor, the Borrower or such Restricted Subsidiaries has set aside on their books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 8.05

[Reserved].

Section 8.06

Insurance. The Parent Guarantor and the Borrower will, and will cause each of the Material Subsidiaries to, maintain with creditworthy insurance companies or self-insure, insurance in such amounts and against such risks as are customarily maintained by other companies engaged in the same or similar businesses or consistent with the Parent Guarantor, the Borrower or such Material Subsidiary’s past practice.

Section 8.07

Books and Records. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep appropriate books of records in which entries are made of all dealings and transactions material to the Parent Guarantor and its Subsidiaries, taken as a whole, in relation to its business and activities. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, subject to applicable law, permit any representatives of the Administrative Agent or, if an Event of Default has occurred and is continuing, of any Lender (in each case, which representatives shall be reasonably acceptable to the Parent Guarantor and at their own cost and expense, subject to the final sentence of this Section 8.07), upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its business and affairs with its officers, all at such reasonable times (during normal business hours) (unless an Event of Default has occurred and is continuing) no more than once per fiscal year of the Parent Guarantor; provided that such designated representatives agree to any reasonable confidentiality obligations proposed by the Parent Guarantor, including, but not limited to, confidentiality obligations agreed to by the Lenders under or in connection with this Agreement; provided further that the rights of the Administrative Agent and Lenders under this Section 8.07 shall not extend to any information covered by attorney-client or other legal privilege or to the extent the exercise of such inspection rights would reasonably be expected to result in violation or other breach of any third-party confidentiality agreements. The Parent Guarantor or the Borrower shall indemnify each Lender and the Administrative Agent for such out-of-pocket costs and expenses that are reasonable and documented in connection with any exercise of rights under this Section 8.07 if an Event of Default has occurred and is continuing.

Section 8.08

Compliance With Laws. The Parent Guarantor and the Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), that are reasonably designed to ensure compliance by the Borrower, its Subsidiaries and each of their respective directors, officers, employees and agents acting in their respective capacity as such with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions.

Section 8.09

Environmental Matters. The Parent Guarantor and the Borrower shall each, at its sole expense, comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which would be reasonably expected to have a Material Adverse Effect.

Section 8.10

[Reserved]

Section 8.11

Unrestricted Subsidiaries. The Borrower and the Parent Guarantor will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Parent Guarantor, the Borrower or any Restricted Subsidiary.

Article IX
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than expense reimbursement, indemnification, increased cost or tax gross up amounts for which no claim has been made) have been paid in full, each of the Parent Guarantor and the Borrower, covenants and agrees with the Lenders that:

Section 9.01

Financial Covenant. The Parent Guarantor will not permit the Total Net Debt to Capitalization Ratio, expressed as a percentage, to exceed 65% on the last day of any fiscal quarter.

Section 9.02

Subsidiary Debt. The Parent Guarantor and the Borrower will not permit any Restricted Subsidiary that is not the Borrower or a Guarantor to incur, create, assume or suffer to exist any Debt referred to in clause (a) of the definition thereof, except:

(a)

intercompany Debt between the Parent Guarantor or the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Parent Guarantor, the Borrower or a Restricted Subsidiary;

(b)

purchase money Debt to finance the acquisition, design, construction, installation, repair, alteration, replacement, expansion or improvement, or capital lease of assets (including equipment); provided that such Debt when incurred shall not exceed the purchase price and costs, as applicable, of acquisition, design, construction, installation, repair, alteration replacement, expansion or improvement of the asset(s) financed and all fees, costs, and expenses relating thereto;

(c)

Debt of a Person who becomes a Restricted Subsidiary which Debt exists prior to the time such Person becomes a Restricted Subsidiary (including Debt at the time of the acquisition of the Equity Interests or Property of such Person or a merger with or consolidation with such Person by the Borrower or a Restricted Subsidiary) as long as such Debt was not created in anticipation thereof;

(d)

Debt (i) under unsecured overdraft lines of credit or for working capital purposes in foreign countries with financial institutions and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds;

(e)

Debt outstanding on the Effective Date that immediately prior to such date was either (i) Debt of Energen at the time of the Energen Merger, (ii) Debt of QEP at the time of the QEP Merger and/or (iii) Debt of any Permitted Acquisition Target at the time of such Permitted Acquisition; provided that, in each case of the foregoing sub-clauses (i) - (iii), such Debt was not incurred in connection with such merger or acquisition, as applicable;

(f)

Extensions, refinancing, renewals, replacements or refundings (and successive extensions, refinancing, renewals, replacements or refundings), in whole or in part, of the Debt permitted by this Section 9.02, which, in the case of any such extension, refinancing, renewal, replacement or refunding, does not increase the principal amount of the Debt being extended, refinanced, renewed, replaced or refunded, other than amounts incurred to pay the underwriting discounts, costs, commissions and other reasonable amounts paid, and fees and expenses (including upfront fees, original issue discount or initial yield payments) incurred, in connection with such extension, refinancing, renewal, replacement or refunding and to pay interest and premium, if any, with respect to the Debt being extended, refinanced, renewed, replaced or refunded; and

(g)

any other Debt not otherwise permitted by this Section 9.02 in a principal amount outstanding at the time of any incurrence thereof not to exceed fifteen percent (15.0%) of Consolidated Net Tangible Assets.

Section 9.03

Liens. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of their Properties (now owned or hereafter acquired), except:

(a)

Liens securing the payment of any Indebtedness created pursuant to any Loan Documents.

(b)

Excepted Liens.

(c)

Liens outstanding on the Investment Grade Changeover Date securing obligations that in the aggregate do not exceed $50,000,000.

(d)

other Liens upon Property not otherwise permitted by this Section 9.03; provided that (i) the aggregate Debt secured thereby and outstanding at the time such Debt is incurred or such Lien is granted, shall not, at such time, exceed fifteen percent (15.0%) of Consolidated Net Tangible Assets and (ii) such Liens do not encumber or attach to any Equity Interest in a Restricted Subsidiary.

(e)

Liens arising under an indenture in favor of the trustee thereunder for its own benefit and not for the benefit of the holders of Debt under such indenture.

(f)

Liens on cash, cash equivalents and other property arising in connection with the defeasance, discharge or redemption of Debt.

(g)

Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

(h)

Liens on Equity Interests in Unrestricted Subsidiaries; provided that such Liens shall not secure any Debt for which the Parent Guarantor, the Borrower, or any Restricted Subsidiary is liable, other than Customary Recourse Exceptions.

(i)

Liens on assets of QEP at the time of the QEP Merger; provided that such Liens were not incurred in connection with such merger.

(j)

Liens or purported Liens in favor of or for the benefit of a DrillCo Party to the extent that such Liens or purported Liens are only on DrillCo Properties.

(k)

Liens on Qualified Midstream Assets or on Equity Interests in Qualified Midstream Persons.

(l)

Liens on assets of Energen at the time of the Energen Merger; provided that such Liens were not incurred in connection with such merger.

(m)

Liens on assets (or on improvements, repairs, additions attachments or accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof) of any Permitted Acquisition Target at the time of such Permitted Acquisition; provided that such Liens were not incurred in connection with such acquisition.

(n)

Liens that exist upon any Property that becomes Property of the Parent Guarantor, the Borrower or a Restricted Subsidiary (including Liens on Property of any Person at the time (x) such Person is re-designated a Restricted Subsidiary or (y) of the acquisition of the Equity Interests or Property of such Person or a merger with or consolidation with such Person by the Parent Guarantor, the Borrower or a Restricted Subsidiary); provided that (i) the Liens shall attach solely to the Property so acquired (or of the Equity Interests of the Person so acquired, merged, or consolidated) and all improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof, and (ii) in the case of Liens securing Debt for borrowed money, the aggregate principal amount of all such Debt of Restricted Subsidiaries that are not Guarantors secured by such Liens shall be permitted by the limitations set forth in Section 9.02.

(o)

Liens securing Debt of the Parent Guarantor, the Borrower or the Restricted Subsidiaries incurred to finance (including, to extend, refinance, renew or replace, in whole or in part) the acquisition, design, construction, installation, repair, alteration, replacement, expansion or improvement, or capital lease of Property (including equipment); provided that, at the time that such Debt is incurred or such Lien is granted, the amount of such Debt shall not exceed the purchase price and costs, as applicable, of acquisition, design, construction, installation, repair, alteration, replacement, expansion or improvement, or financing (including, extensions, refinancings, renewals and replacements, in whole or in part) of the Property financed and all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses, and, in the case of an extension, refinancing, renewal or replacement of Debt, all interest on and premium in respect of the extended, refinanced, renewed or replaced Debt.

Section 9.04

Proceeds of Loans. The Parent Guarantor and the Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.12. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that the Subsidiaries and its or their respective directors, officers, employees and agents acting in their respective capacities as such shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or any Anti-Money Laundering Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or involving any Sanctioned Country in each case, in violation of Sanctions or (c) in any manner that would knowingly result in the violation of any Sanctions.

Section 9.05

Mergers, Etc. Neither the Parent Guarantor nor the Borrower will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except (a) the Parent Guarantor may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to the Borrower and the Borrower may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to the Parent Guarantor and (b) mergers used to consummate Permitted Acquisitions shall be permitted, in each instance, if (i) in the case of a merger involving the Parent Guarantor, the Parent Guarantor is the surviving entity (or, if such merger involves the Borrower, as permitted under clause (b)(ii)) and (ii) in the case of a merger involving the Borrower, either (A) the Borrower is the surviving entity or (B) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by sale, lease or other disposition, all or substantially all of the assets of the Borrower (1) shall be a Person (other than a natural person), (2) shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (3) shall have Index Debt rated “investment grade” (i.e., an Index Debt rating from Moody’s of Baa3 or better, S&P of BBB- or better, and/or Fitch of BBB- or better) by at least two of the three Rating Agencies, (4) shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the obligations of the Borrower hereunder, including the due and punctual payment of the principal of and interest on all the Loans (and other Indebtedness) and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed under this Agreement, the Guaranty Agreement, and the other Loan Documents (and thereafter, such Person shall succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents), (5) the Borrower shall have provided at least ten (10) Business Days’ written notice prior to the effectiveness of such transaction contemplated by this sub-clause (B), (6) the Borrower shall have provided to the Administrative Agent and each Lender all information and documentation reasonably requested by the Administrative Agent and such Lenders in connection with such transaction, including customary officers’ certificates, resolutions, legal opinions, and, with respect to such Person, for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable Anti-Money Laundering Laws, and the Beneficial Ownership Regulation, and (7) no Default or Event of Default shall have occurred and be continuing.

Section 9.06

Designation of Restricted and Unrestricted Subsidiaries.

(a)

Unless designated as an Unrestricted Subsidiary in compliance with Section 9.06(b), (d), or (f), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)

The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly or to be formed or newly or to be acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately after giving effect to such designation, (1) no Default or Event of Default would exist (and the Parent Guarantor shall be in compliance, on a pro forma basis, with the covenant set forth in Section 9.01) and (2) the representations and warranties of each Loan Party contained in each of the Loan Documents (other the representations and warranties contained in Section 7.04(b) and Section 7.05) are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such earlier date), and (ii) such Person is not a restricted subsidiary under any other agreement evidencing Debt of the Borrower or any Guarantor. Except as provided in this Section 9.06, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

(c)

The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default exists, (iii) the Borrower complies with the requirements of Section 8.11 and (iv) the Borrower and/or one or more Restricted Subsidiaries owns all of the Equity Interests in such Subsidiary.

(d)

Each Subsidiary of an Unrestricted Subsidiary shall automatically be designated as an Unrestricted Subsidiary.

(e)

Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 9.06, such Subsidiary shall be automatically released from all obligations, if any, under the Loan Documents, including the Guaranty Agreement.

(f)

As of the Effective Date, each of the Rattler Entities and each of the Viper Entities has been designated by the Borrower as an Unrestricted Subsidiary in compliance with this Section 9.06 and constitutes an Unrestricted Subsidiary.

Article X
Events of Default; Remedies

Section 10.01

Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)

the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)

the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days.

(c)

any representation or warranty made or deemed made by or on behalf of the Parent Guarantor, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to Section 8.01, shall prove to have been materially incorrect when made or deemed made (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), unless, if such misstatement (and the effect thereof) is capable of being cured, such Person cures such misstatement (and any effect thereof) within thirty (30) days of such Person obtaining knowledge thereof.

(d)

the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03 (solely with respect to legal existence) or in Article IX.

(e)

the Parent Guarantor, the Borrower or any other Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) and Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower.

(f)

the Parent Guarantor, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness.

(g)

any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity (other than by a regularly scheduled or required prepayment).

(h)

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Guarantor, the Borrower or any other Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor, the Borrower or any other Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)

the Parent Guarantor, the Borrower or any other Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing.

(j)

the Parent Guarantor, the Borrower or any other Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)

one or more judgments for the payment of money in an aggregate amount in excess of $250,000,000 (to the extent not covered by insurance or indemnities as to which the insurer or third party, as applicable, does not dispute coverage) shall be rendered against the Parent Guarantor, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Guarantor, the Borrower or any Restricted Subsidiary to enforce any such judgment and such action shall not have been stayed.

(l)

a Change in Control shall occur.

Section 10.02

Remedies.

(a)

Subject in all cases to Section 6.03, (i) on or after the Funding Date, after giving effect to the Funding of the Loans on the Funding Date, in the case of any Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (A) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (B) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Guarantor, the Borrower and the other Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Parent Guarantor, the Borrower and each other Guarantor; and (ii) at any time, subject to Section 6.03, in the case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Parent Guarantor, the Borrower and the other Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Parent Guarantor, the Borrower and each other Guarantor.

(b)

In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)

All proceeds received after maturity of the Notes and the Loans, whether by acceleration or otherwise, shall be applied:

(i)

first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)

second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii)

third, pro rata to payment of accrued interest on the Loans;

(iv)

fourth, pro rata to payment of principal outstanding on the Loans and Indebtedness referred to in clause (b) and (c) of the definition of Indebtedness;

(v)

fifth, pro rata to any other Indebtedness; and

(vi)

sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause “fourth” above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Excluded Swap Obligations described in such clause “fourth” are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to such clause).

(d)

Notwithstanding anything in this Agreement to the contrary, during the period from the Funding Date until the date that is 120 days after the Funding Date (the “Clean-Up Period”), notwithstanding any other provision of any Loan Document, any representation or warranty (other than the Specified Credit Agreement Representations) made by Endeavor or any of its subsidiaries in connection with the Transactions and Endeavor Acquisition Transactions that would have been breached or inaccurate, or any other default by reason of any matter or circumstance relating to Endeavor or any of its subsidiaries with respect to the Transactions and Endeavor Acquisition Transactions (were it not for this provision), will be deemed not to constitute a breach of a representation or warranty or a Default or Event of Default for all purposes under the Loan Documentation if, and for so long as the circumstances giving rise thereto exist:

(i)

it is capable of being remedied and the Parent Guarantor or the Borrower or any of their respective Subsidiaries is taking appropriate steps to remedy such breach, inaccuracy or default;

(ii)

it relates exclusively to Endeavor or any of its Subsidiaries (or any obligation to procure or ensure any action in relation to Endeavor or any of its Subsidiaries);

(iii)

it has not been procured by or approved by the Parent Guarantor or the Borrower or any of their respective Subsidiaries (other than Endeavor or any of its subsidiaries); and

(iv)

it does not have a material adverse effect on the operations or financial condition of the Parent Guarantor and its Subsidiaries (including Endeavor and its subsidiaries), taken as a whole, such that the Parent Guarantor and its Subsidiaries (including Endeavor and its subsidiaries), taken as a whole, would be unable to perform its payment obligations under the Term Loan Facility.

Without duplication of any applicable cure period set forth in Section 10.01(c), if the relevant circumstances are continuing after the expiration of the Clean-Up Period, there shall be a breach of representation or warranty or Event of Default, as the case may be, notwithstanding the above.

Article XI
The Administrative Agent

Section 11.01

Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02

Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties thereunder shall be administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Parent Guarantor, the Borrower and their Subsidiaries. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Guarantor, the Borrower or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Parent Guarantor, the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent that expressly refer to the matters described therein being acceptable or satisfactory to the Administrative Agent. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03

Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, no Syndication Agent shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04

Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed (or otherwise authenticated) or sent by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and shall not incur any liability for relying thereon and each of the Parent Guarantor, the Borrower and the Lenders hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Guarantor and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05

Subagents. The Administrative Agent may perform any and all its duties hereunder or under any other Loan Document and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06

Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor; provided that no such consultation with the Borrower shall be required if an Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or any State thereof with an office in New York, New York. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07

Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Guarantor, the Borrower or any of their Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08

No Reliance. Each Lender acknowledges and agrees that (a) this Agreement sets forth the terms of a commercial lending facility, (b) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Parent Guarantor, the Borrower or their Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law, (c) it has, independently and without reliance upon the Administrative Agent, any other Agent, any Arranger or any other Lender or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Parent Guarantor, the Borrower or any of their Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Parent Guarantor, the Borrower or any of their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Agents nor any Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent Guarantor or the Borrower (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Cravath, Swaine & Moore LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09

Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent Guarantor, the Borrower or any of their Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10

Authority of Administrative Agent to Release Guarantors. Each Lender hereby authorizes the Administrative Agent to, and upon the request of the Borrower, the Administrative Agent, at the Borrower’s expense, shall, release any Guarantor from the Guaranty Agreement pursuant to the terms hereof or thereof. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of guarantees or other documents reasonably requested by the Borrower in connection with (A) the events described in the preceding sentence and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 9.06.

Section 11.11

The Arrangers and the Syndication Agents. The Arrangers and the Syndication Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their respective capacities as Lenders hereunder.

Section 11.12

Erroneous Payments.

(a)

If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (but excluding the Parent Guarantor and its Subsidiaries), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.12 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)

Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)

it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)

such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.12(b)

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.12(a) or on whether or not an Erroneous Payment has been made.

(c)

Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under clause (a) of this Section 11.12.

(d)

(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with clause (a) of this Section 11.12, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(i)

Subject to Section 12.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time

(e)

The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Indebtedness under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Indebtedness in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Indebtedness owed by the Borrower or any other Loan Party; provided that this Section 11.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Indebtedness of the Loan Parties relative to the amount (and/or timing for payment) of the Indebtedness that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)

To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)

Each party’s obligations, agreements and waivers under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document.

Article XII
Miscellaneous

Section 12.01

Notices.

(a)

Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)

if to the Borrower, to it at:

Diamondback E&P LLC

500 West Texas Ave., Suite 1200

Midland, Texas 79701

Attention: Kaes Van’t Hof, CFO

Telecopy: 432-245-6007

email: kvanthof@diamondbackenergy.com

(ii)

if to the Administrative Agent to it at:

Notices:

Citibank, N.A.

Citibank Delaware

1 Penns Way

OPS 2

New Castle, DE 19720

Attention:  Agency Operations

Telephone:  302-894-6010

e-mail: agencyabtfsupport@citi.com

Disclosures:

Disclosure Team Mail (Financial Reporting):

oploanswebadmin@citi.com

(iii)

if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including internet and intranet websites and the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)

Any party hereto may change its address, email address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02

Waivers; Amendments.

(a)

No failure on the part of the Administrative Agent, any other Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, each other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)

Subject to Section 3.02(g) and Section 3.03(c) with respect to the implementation of a Benchmark Replacement, neither this Agreement nor any provision hereof nor the Guaranty Agreement nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Guarantor, the Borrower and the Majority Lenders or by the Parent Guarantor, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase or extend the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) (A) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment or postpone or extend the Termination Date or any Maturity Date or (B) change Section 2.01, Section 2.06(b) or Section 3.04(b) in a manner that would alter the requirement that Loans be borrowed, Commitments be reduced or terminated and prepayments be applied ratably as between the Classes of Commitments, in each case under this clause (iii) without the written consent of each Lender affected thereby, (iv) (A) change Section 2.06(b), Section 4.01(b), Section 4.01(c) or Section 10.02(c) in a manner that would alter the pro rata reduction of the total Commitments or pro rata sharing of payments, as applicable, required thereby, (B) subordinate any of the Indebtedness owed to the Lenders in right of payment to any other Debt or otherwise adversely affect the priority of payment of any of such Indebtedness in any material respect or (C) if at any time the Indebtedness owed to the Lenders under the Loan Documents is secured by Liens, subordinate any such Liens (excluding any Liens that the Administrative Agent is authorized to release or subordinate pursuant to the express terms of the Loan Documents) to Liens securing any other Debt, in each case under this clause (iv) without the written consent of each Lender; (v) waive or amend Section 6.01 without the written consent of each Lender; (vi) release the Parent Guarantor without the written consent of each Lender (provided, however, that for the avoidance of doubt, the release of any Guarantor (other than the Parent Guarantor) pursuant to the definition of “Guarantor” shall not require notice to, or vote or consent of, any Lender, Lender Swap Party, Cash Management Provider, or any other holder of Indebtedness), (vii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (or each Lender of such Class, as the case may be), (viii) amend or extend the “Certain Funds Period” without the consent of each Lender or (ix) change any provisions of this Agreement in a manner that affects the rights or duties of the Lenders of any Class differently than such rights of the Lenders of any other Class, or involves the termination or reduction of the Commitments of the Lenders of one Class but not the other, without the written consent of Lenders representing a Majority in Interest of the differently affected Class; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any other Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such other Agent, as the case may be. Notwithstanding the foregoing, (I) joinders and modifications contemplated by Section 2.06 shall not require the consent of any Person other than the Borrower and the Administrative Agent, (II) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended or amounts owed to such Lender reduced, or the final maturity thereof extended without the consent of such Lender, and any amendment to further restrict the voting rights of Defaulting Lenders shall require the consent of all Lenders, (III) any amendment, waiver or other modification of this Agreement that by its terms affects the rights and duties under this Agreement of Lenders of one Class (but not the Lenders of the other Class) may be effected by an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the requisite number or percentage in interest of Lenders of the affected Class that would be required to consent thereto under Section 12.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time (and no consent of any other Lender shall be required) and (IV) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, written notice from the Majority Lenders stating that the Majority Lenders object to such amendment.

Section 12.03

Expenses, Indemnity; Damage Waiver.

(a)

The Borrower shall pay, whether or not the Funding Date occurs, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel (in the case of fees, disbursements and other charges of counsel, limited to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and, if reasonably necessary, of one local counsel in any relevant jurisdiction) and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)

THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (IN THE CASE OF FEES, DISBURSEMENTS AND CHARGES OF COUNSEL, LIMITED TO THE REASONABLE AND DOCUMENTED FEES, DISBURSEMENTS AND OTHER CHARGES OF ONE COUNSEL TO ALL INDEMNITEES, TAKEN TOGETHER (AND, IF REASONABLY NECESSARY, ONE LOCAL COUNSEL IN ANY RELEVANT JURISDICTION AND, SOLELY IN THE CASE OF AN ACTUAL OR POTENTIAL CONFLICT OF INTEREST, OF ONE ADDITIONAL COUNSEL (AND, IF REASONABLY NECESSARY, ONE ADDITIONAL LOCAL COUNSEL IN ANY RELEVANT JURISDICTION) FOR ALL AFFECTED INDEMNITEES TAKEN TOGETHER)), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT GUARANTOR, THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE PARENT GUARANTOR, THE BORROWER OR ANY OTHER GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE PARENT GUARANTOR, THE BORROWER AND THE RESTRICTED SUBSIDIARIES BY THE PARENT GUARANTOR, THE BORROWER AND THE RESTRICTED SUBSIDIARIES, (vii) THE TRANSACTIONS, (viii) VIOLATION OF ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) [RESERVED], (x) [RESERVED], (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT GUARANTOR, THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR (xiii) [RESERVED], OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE (i) BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR ANY OF ITS RELATED PARTIES, (ii) THE MATERIAL BREACH BY SUCH INDEMNITEE OR ANY OF ITS RELATED PARTIES OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS OR (iii) ANY DISPUTE SOLELY AMONG INDEMNITEES (NOT ARISING AS A RESULT OF ANY ACT OR OMISSION BY THE PARENT GUARANTOR, THE BORROWER OR ANY OF THEIR SUBSIDIARIES) OTHER THAN CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR AS A RESULT OF FULFILLING ITS ROLE AS AN AGENT, BOOKRUNNER, ARRANGER OR ANY OTHER SIMILAR ROLE HEREUNDER. IN THE CASE OF AN INVESTIGATION, LITIGATION OR PROCEEDING TO WHICH THE INDEMNITY IN THIS PARAGRAPH APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE PARENT GUARANTOR OR THE BORROWER OR THEIR RESPECTIVE EQUITYHOLDERS OR CREDITORS, ENDEAVOR, ITS SUBSIDIARIES OR ANY OTHER THIRD PARTY OR AN INDEMNITEE, WHETHER OR NOT AN INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS ARE CONSUMMATED.

(c)

To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or any Arranger under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent or Arranger, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Arranger in its capacity as such.

(d)

To the extent permitted by applicable law, each of the Borrower, the Parent Guarantor and their Subsidiaries shall not assert, and hereby waives, any claim against the Administrative Agent, any other Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons, on any theory of liability (whether direct or indirect, in contract or tort or otherwise), for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)

All amounts due under this Section 12.03 shall be payable not later than three days after written demand therefor.

(f)

The Borrower hereby acknowledges that notices, materials and/or information to the Lenders provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) may be delivered by electronic communication, including by e-mail or by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak, Debt Domain or another website or other information platform (the “Platform”).

(g)

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the internet, except to the extent that such Liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Agent Party or breach of its material obligations under any Loan Document by such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Lender agrees that the Administrative Agent or the Arrangers may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with its customary document retention procedures and policies.

Section 12.04

Successors and Assigns.

(a)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than in connection with a transaction permitted under Section 9.05, (i) the Parent Guarantor and the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender, such consent not to be unreasonably withheld (and any attempted assignment or transfer by the Parent Guarantor or the Borrower in violation of this Section 12.04(a)(i) shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i) Subject to the conditions set forth in Section 12.04(b)(ii) and Section 12.04(f), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)

the Borrower; provided that no consent of the Borrower shall be required if such assignment is to a Lender or, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, is to any other assignee; provided further, if at the end of fifteen (15) calendar days after the Borrower has received a request for such approval, the Borrower has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of such assignment; and

(B)

the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (or an Affiliate of a Lender) with a Commitment immediately prior to giving effect to such assignment.

(ii)

Assignments shall be subject to the following additional conditions:

(A)

except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)

each partial assignment of a Lender’s Commitment or Loans of any Class shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment or Loans of such Class under this Agreement;

(C)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E)

no assignment shall be made to (I) the Borrower or any of the Borrower’s Subsidiaries or Affiliates, (II) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (II) or (III) any natural Person (or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(iii)

Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)

The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parent Guarantor, the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

(v)

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)

(i) Any Lender may, without the consent of, or notice to, the Parent Guarantor, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than (x) any Defaulting Lender, (y) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (z) the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Parent Guarantor, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Parent Guarantor and the Borrower agree that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii)

A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.

(iii)

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and Section 12.04(b) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)

Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

(f)

Notwithstanding anything to the contrary in this Section 12.04, (i) the written consent of Borrower (such consent to be provided in the Borrower’s sole discretion) shall be required for any assignment or participation (other than assignments by a Lender to any of its Affiliates) prior to the expiration of the Certain Funds Period and (ii) except in the case of any assignments among Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC, in connection with any assignment of Commitments prior to the expiration of the Certain Funds Period by a Lender to any of its Affiliates in accordance with clause (i) of this paragraph, the assigning Lender shall not be relieved of its obligations (as in effect immediately prior to giving effect to such assignment) to fund Loans in respect of its Commitments pursuant to this Agreement without the prior written consent of Borrower (such consent to be provided in the Borrower’s sole discretion).

Section 12.05

Survival; Revival; Reinstatement.

(a)

All covenants, agreements, representations and warranties made by the Parent Guarantor, the Borrower and the other Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)

To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Parent Guarantor and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06

Counterparts; Integration; Effectiveness.

(a)

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)

This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)

Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)

The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and/or any other Loan Document shall be deemed to include Electronic Signatures, electronic deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 12.07

Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08

Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries against any of and all the obligations of the Parent Guarantor, the Borrower or any of the Restricted Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Indebtedness owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to notify the Parent Guarantor, the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09

GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED; provided that, notwithstanding the foregoing to the contrary, it is understood and agreed that any determinations as to (x) the accuracy of any representations and warranties made by or on behalf of ENDEAVOR and its subsidiaries in the ENDEAVOR Merger Agreement and whether as a result of any inaccuracy thereof the Parent Guarantor (or its subsidiary or affiliate) has the right to terminate its obligations under the ENDEAVOR Merger Agreement, or decline to consummate the ENDEAVOR Acquisition, as a result of a breach of such representations and warranties in the ENDEAVOR Merger Agreement, (y) the determination of whether the ENDEAVOR Acquisition has been consummated in accordance with the terms of the ENDEAVOR Merger Agreement and (z) the interpretation of the definition of Company Material Adverse Effect (as defined in the ENDEAVOR Merger Agreement) and whether a Company Material Adverse Effect (as defined in the ENDEAVOR Merger Agreement) has occurred and is continuing shall, in each case, be governed by, and construed in accordance with, the internal Laws (as defined in the ENDEAVOR Merger Agreement as in effect on the ENDEAVOR Signing Date) of the State of Delaware, without regard to the Laws (as defined in the ENDEAVOR Merger Agreement as in effect on the ENDEAVOR Signing Date) of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(b)

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)

EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN Section 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO Section 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)

EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES EXCEPT FOR ANY SUCH SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES FOR WHICH THE BORROWER HAS INDEMNIFIED AN INDEMNITEE PURSUANT TO Section 12.03; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 12.09.

Section 12.10

Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11

Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Parent Guarantor, the Borrower or any of their Subsidiaries, (i) on a confidential basis to (i) any rating agency in connection with rating Parent Guarantor or its Subsidiaries or the Term Loan Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loan Facility, or (j) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents. For the purposes of this Section 12.11, “Information” means all information received from the Parent Guarantor, the Borrower or any of their Subsidiaries relating to the Parent Guarantor’s, the Borrower’s or any of their Subsidiaries’ businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent Guarantor, the Borrower or any of their Subsidiaries; provided that, in the case of information received from the Parent Guarantor, the Borrower or any of their Subsidiaries after the date hereof, such information is hereby deemed at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12

Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13

EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14

Swap Agreements. The Borrower hereby guarantees the payment and performance of all Indebtedness of each other Loan Party and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Benefiting Guarantor in order for such Benefiting Guarantor to honor its obligations under the Guaranty Agreement, including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 12.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.14, or otherwise under this Agreement or any other Loan Document, as it relates to such Benefiting Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of Borrower under this Section 12.14 shall remain in full force and effect until all Indebtedness is paid in full, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 12.14 constitute, and this Section 12.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefiting Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 12.15

No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, the Parent Guarantor, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16

USA PATRIOT Act Notice. Each Lender hereby notifies the Parent Guarantor and the Borrower that pursuant to the requirements of the USA PATRIOT Act and/or any other applicable Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies the Parent Guarantor, the Borrower, and each Restricted Subsidiary, which information includes the name, tax identification number and address of the Parent Guarantor and the Borrower and other information that will allow such Lender to identify the Parent Guarantor and the Borrower in accordance with the USA PATRIOT Act or such Anti-Money Laundering Laws.

Section 12.17

[Reserved].

Section 12.18

Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)

the effects of any Bail-in Action on any such liability, including, if applicable:

(i)

a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.19      Certain ERISA Matters.

(a)

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, any other Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)

such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Commitments or this Agreement;

(ii)

the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iii)

(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)

such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)

In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, any other Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent, any other Agent nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, or administration and performance of the Loans, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.20

Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)

As used in this Section 12.20, the following terms have the following meanings:

(i)

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

DIAMONDBACK E&P LLC, as the Borrower

By:	/s/ Kaes Van't Hof
Name: Kaes Van't Hof
Title: President and Chief Financial Officer

DIAMONDBACK ENERGY, INC., as the Parent Guarantor

By:	/s/ Kaes Van't Hof
Name: Kaes Van't Hof
Title: President and Chief Financial Officer

[Signature Page to Term Loan Credit Agreement]

CITIBANK, N.A., individually as a Lender and as the Administrative Agent,

By:	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

[Signature Page to Term Loan Credit Agreement]

Bank of America, N.A., as a Lender:

By:	/s/ Greg Smothers
Name: Greg Smothers
Title: Director

[Signature Page to Term Loan Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH as a Lender:

By:	/s/ Evans Swann
Name: Evans Swann
Title: Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender:

By:	/s/ Charles Johnston
Name: Charles Johnston
Title: Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender:

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender:

By:	/s/ Michael Real
Name: Michael Real
Title: Managing Director

[Signature Page to Term Loan Credit Agreement]

BARCLAYS BANK PLC, as a Lender:

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Signature Page to Term Loan Credit Agreement]

Capital One, National Association, as a Lender:

By:	/s/ Jason Groll
Name: Jason Groll
Title: Director

[Signature Page to Term Loan Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender:

By:	/s/ Kyle Gruen
Name: Kyle Gruen
Title: Authorized Officer

[Signature Page to Term Loan Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender:

By:	/s/ Brittany Lehr
Name: Brittany Lehr
Title: Senior Vice President

[Signature Page to Term Loan Credit Agreement]

ROYAL BANK OF CANADA, as a Lender:

By:	/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender:

By:	/s/ Sam Cutler
Name: Sam Cutler
Title: Director

[Signature Page to Term Loan Credit Agreement]

TRUIST BANK, as a Lender:

By:	/s/ Greg Krablin
Name: Greg Krablin
Title: Director

[Signature Page to Term Loan Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender:

By:	/s/ Bruce Hernandez
Name: Bruce Hernandez
Title: Senior Vice President

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Term Loan Credit Agreement]

Comerica Bank, as a Lender:

By:	/s/ Cassandra Lucas
Name: Cassandra Lucas
Title: Vice President

[Signature Page to Term Loan Credit Agreement]

BOKF, NA dba Bank of Oklahoma as a Lender:

By:	/s/ John Krenger
Name: John Krenger
Title: Senior Vice President

[Signature Page to Term Loan Credit Agreement]

Annex I

COMMITMENTS

Name of Lender	Tranche A	Tranche B
Citibank, N.A.	$85,000,000	$42,500,000
Bank of America, N.A.	$80,000,000	$40,000,000
The Toronto-Dominion Bank, New York Branch	$80,000,000	$40,000,000
Goldman Sachs Bank USA	$75,000,000	$37,500,000
Morgan Stanley Bank, N.A.	$75,000,000	$37,500,000
Wells Fargo Bank, National Association	$75,000,000	$37,500,000
Barclays Bank PLC	$60,000,000	$30,000,000
Capital One, National Association	$60,000,000	$30,000,000
JPMorgan Chase Bank, N.A.	$60,000,000	$30,000,000
PNC Bank, National Association	$60,000,000	$30,000,000
Royal Bank of Canada	$60,000,000	$30,000,000
The Bank of Nova Scotia	$60,000,000	$30,000,000
Truist Bank	$60,000,000	$30,000,000
U.S. Bank National Association	$60,000,000	$30,000,000
Comerica Bank	$25,000,000	$12,500,000
BOKF, NA dba Bank of Oklahoma	$25,000,000	$12,500,000
Total	$1,000,000,000	$500,000,000

Exhibit A

FORM OF NOTE

$[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, DIAMONDBACK E&P LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [          ] (the “Lender”), at the principal office of CITIBANK, N.A. (the “Administrative Agent”), the principal sum of [          ] dollars ($[          ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Term Loan Credit Agreement dated as of February 29, 2024 among the Parent Guarantor, the Borrower, the Administrative Agent and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Diamondback E&P LLC

By:
Name:
Title:

Exhibit B

FORM OF BORROWING REQUEST

[                   ], 20[  ]

Diamondback E&P LLC, a Delaware limited liability company, (the “Borrower”), pursuant to Section 2.03 of the Term Loan Credit Agreement dated as of February 29, 2024 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among Diamondback Energy, Inc. (the “Parent Guarantor”), the Borrower, Citibank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)	Aggregate amount of the requested Borrowing is $[ ];

(ii)	Date of such Borrowing is [ ], 20[ ];

(iii)	Requested Borrowing is to be [an ABR Borrowing] [a SOFR Borrowing];

(iv)	In the case of a SOFR Borrowing, the initial Interest Period applicable thereto is [ ]; [and]

(v)	Location and number of the Borrower’s account to which funds are to be disbursed is as follows:

[                                         ]

[                                         ]

[                                         ]

[                                         ]

[                                         ]

[(vi) the Borrowing is conditioned upon the occurrence of [  ]. This Borrowing Request shall be automatically revoked if [  ] does not occur on or about such date.]

The undersigned certifies that he/she is the _______________ of the Borrower, and that as such he/she is authorized to execute this Borrowing Request on behalf of the Borrower, as applicable.

DIAMONDBACK E&P LLC

By:
Name:
Title:

Exhibit C

FORM OF INTEREST ELECTION REQUEST

[                ], 20[  ]

Diamondback E&P LLC, a Delaware limited liability company, (the “Borrower”), pursuant to Section 2.04 of the Term Loan Credit Agreement dated as of February 29, 2024 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among Diamondback Energy, Inc. (the “Parent Guarantor”), the Borrower, Citibank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i)

The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                ];

(ii)

The effective date of the election made pursuant to this Interest Election Request is [                ], 20[  ];[and]

(iii)

The resulting Borrowing is to be [an ABR Borrowing] [a SOFR Borrowing][; and]

[        [If the resulting Borrowing is a SOFR Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                ]].

The undersigned certifies that he/she is the [______________] of the Parent Guarantor and the [______________] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Parent Guarantor and the Borrower, as applicable. The undersigned further certifies, represents and warrants on behalf of the Parent Guarantor and the Borrower, as applicable, that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

DIAMONDBACK E&P LLC

By:
Name:
Title:

DIAMONDBACK ENERGY, INC.

By:
Name:
Title:

Exhibit D

FORM OF
COMPLIANCE CERTIFICATE

[_____________], 20[_]

The undersigned hereby certifies that he/she is the [          ] of Diamondback Energy, Inc., a Delaware limited liability company (the “Parent Guarantor”), and the [_____________] of Diamondback E&P LLC, a Delaware limited liability company (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Parent Guarantor and the Borrower. With reference to the Term Loan Credit Agreement dated as of February 29, 2024 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Parent Guarantor, the Borrower, Citibank, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)

The representations and warranties of the Parent Guarantor and the Borrower contained in Article VII of the Agreement and in the other Loan Documents and otherwise made in writing by or on behalf of the Parent Guarantor and the Borrower pursuant to the Agreement and the other Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

(b)

The Parent Guarantor and the Borrower have performed and complied with all agreements and conditions contained in the Agreement and in the other Loan Documents required to be performed or complied with by them prior to or at the time of delivery hereof [or specify default and describe].

(c)

Since December 31, 20[   ]1, no change has occurred in the condition, financial or otherwise, of the Parent Guarantor, the Borrower or any Restricted Subsidiary which would reasonably be expected to have a Material Adverse Effect [or specify event].

(d)

There exists no Default or Event of Default [or specify Default and describe].

(e)

Attached hereto are the detailed computations necessary to determine whether the Parent Guarantor and the Borrower are in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [          ].

1 Specify date of last audited financials.

EXECUTED AND DELIVERED as of the date first written above.

DIAMONDBACK E&P LLC

By:
Name:
Title:

DIAMONDBACK ENERGY, INC.

By:
Name:
Title:

Exhibit E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________

[and is an Affiliate of [identify Lender]2]

3.	Borrower:	Diamondback E&P LLC

4.	Administrative Agent: Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Term Loan Credit Agreement dated as of February 29, 2024 among Diamondback E&P LLC, Diamondback Energy, Inc., the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto, together with all amendments, restatements, supplements or other modifications thereto.

2Select as applicable.

6.	Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _________________ ___, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

3Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and][4] Accepted:

Citibank, N.A., as
Administrative Agent

By
Title:

[Consented to:][5]

Diamondback E&P LLC

By
Name:
Title:

4To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.

Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes and Foreign Lenders That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is Not A Partnership)

Reference is hereby made to the Term Loan Credit Agreement dated as of February 29, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamondback E&P LLC, as Borrower, Diamondback Energy, Inc., as Parent Guarantor, Citibank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Lender that is a disregarded entity for United States federal income tax purposes, each of the above certifications and representations (other than the representation that such Lender is the sole record owner, which is given by the Lender) is given with respect to the person treated as such Lender’s regarded owner for United States federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes and Foreign Participants That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is Not A Partnership)

Reference is hereby made to the Term Loan Credit Agreement dated as of February 29, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamondback E&P LLC, as Borrower, Diamondback Energy, Inc., as Parent Guarantor, Citibank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Participant that is a disregarded entity for United States federal income tax purposes, each of the above certifications and representations (other than the representation that such Participant is the sole record owner, which is given by the Participant) is given with respect to the person treated as such Participant’s regarded owner for United States federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes and Foreign Participants That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is A Partnership)

Reference is hereby made to the Term Loan Credit Agreement dated as of February 29, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamondback E&P LLC, as Borrower, Diamondback Energy, Inc., as Parent Guarantor, Citibank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Participant that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations (other than the representation that such Participant is the sole record owner, which is given by the Participant) is given with respect to the person treated as such Participant’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes and Foreign Lenders That Are Disregarded Entities For U.S. Federal Income Tax Purposes Whose Owner, For U.S. Federal Income Tax Purposes, Is A Partnership)

Reference is hereby made to the Term Loan Credit Agreement dated as of February 29, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Diamondback E&P LLC, as Borrower, Diamondback Energy, Inc., as Parent Guarantor, Citibank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Lender that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations (other than the representation that such Lender is the sole record owner, which is given by the Lender) is given with respect to the person treated as such Lender’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]